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                                                                   EXHIBIT 10.37

                  WHITNEY MEZZANINE MANAGEMENT COMPANY, L.L.C.
                                177 Broad Street
                           Stamford, Connecticut 06901

                                                             March 30, 1999

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                      Whitney Management Services Agreement

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MedSource Technologies, Inc.
Two Carlson Parkway
Plymouth, Minnesota 55447

Gentlemen:

          This is to confirm the understanding between Whitney Mezzanine Management Company, L.L.C. ("Whitney") and MedSource Technologies, Inc., a Delaware corporation (the "Company"), with respect to the performance by Whitney of services in connection with the management of the Company and its direct and indirect subsidiaries.

          1. Services. Whitney will perform ongoing management services for the
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Company in the area of business planning and budgeting, financial planning, management assistance, acquisitions and other business combinations and personnel.

          2. Remuneration.
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          (a) In consideration of the services to be performed by Whitney, the
Company, subject to the terms of section 9.07 of the Credit Agreement (as hereinafter defined) and section 2.6 of the Securities Purchase Agreement (as hereinafter defined), shall pay to Whitney an annual fee payable in arrears in equal monthly installments equal to the sum of:

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               (i) $400,000; and

               (ii) .29% of the aggregate consideration (determined as provided in section 2(b) below) paid or otherwise given by the Company in connection with the acquisition of businesses, assets and entities that become part of the Company through acquisition, merger or other business combination after the date of this agreement; provided, however, that, in the year of an acquisition, the incremental amount of the fee with respect to such acquisition shall be payable on a prorated basis with respect to the portion of the year commencing on the date of acquisition, but shall be paid in full in subsequent years.

          (b) (i) For purposes of determining the fees payable pursuant to clause (ii) of section 2(a), the "aggregate consideration" in any transaction shall include all cash, securities and other property given and all liabilities assumed, provided that any contingent amounts to be paid in the transaction shall not be deemed to be "consideration" for this purpose until actually paid. The value of any non-cash consideration shall be the value as determined pursuant to the Kidd management services agreement (the "Kidd Management Agreement") dated the date hereof between the Company and Kidd & Company, LLC ("KCO") or, if such agreement is not then in effect, pursuant to the Kidd closing fee agreement (the "Kidd Closing Fee Agreement" and, together with the Kidd Management Agreement, the "Kidd Agreements") dated the date hereof betwen the Company and KCO.

               (ii) If neither of the Kidd Agreements is then in effect then the value of any non-cash consideration shall be determined by the reasonable good faith agreement of the Company and Whitney; provided, however, that if Whitney and the Company cannot agree upon such value within 15 days after the consummation of the transaction referred to in section 2(a)(ii), they shall select a mutually agreeable investment bank to make the determination and, if such parties are unable to agree on such an investment bank within 15 days after either of such parties first proposes an investment bank for that purpose, then, at the initiation of either of such parties, such an investment bank shall be appointed by the American Arbitration Association (any investment bank selected or appointed pursuant to this provision, the "Arbiter"). The Arbiter shall be instructed to determine and report to the Company and Whitney upon any items that remain in dispute within 20 business days after submission, which report shall be final, binding and conclusive on the Company and Whitney. The Arbiter shall be instructed to provide the Company and Whitney with a report setting forth the amounts (and calculations of such amounts in reasonable detail) of the items in dispute that the Arbiter believes to be reasonable based upon the facts and circumstances as the Arbiter understands them. The fees and disbursements of the Arbiter shall be borne by the Company.

          (c) If at any time the terms of either:

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               (i) section 9.07 of the Credit Agreement dated the date hereof among Deutsche Bank AG, the Company and certain other parties (as amended, supplemented, refinanced or replaced from time to time, the "Credit Agreement"); or

               (ii) section 2.6 of the Securities Purchase Agreement dated the date hereof among the Company, MedSource Technologies, LLC, J. H. Whitney Mezzanine Fund, L.P., J. H. Whitney III, L.P., Whitney Strategic Partners III, L.P. and German American Capital Corporation (the "Securities Purchase Agreement"));

do not permit the payment of any amount of the fees provided in section 2(a) hereof, then the Company shall not thereafter make any payment of such fees except as provided below. Such fees shall be deferred but shall continue to accrue (the aggregate amount of such fees deferred either pursuant to item (i) or item (ii) above, without duplication, and including interest thereon as provided below, the "Accrued Fees") and, subject to section 2(d) below, such Accrued Fees shall be paid to Whitney together with interest thereon from the date those fees were otherwise payable to the date of actual payment at an annual rate of interest equal to 8%, at such time (and only at such time) as such Accrued Fees may be paid without violation of section 9.07 of the Credit Agreement or section 2.6 of the Securities Purchase Agreement, as applicable. The Banks parties to the Credit Agreement and the Purchasers (as defined in the Securities Purchase Agreement) shall be third party beneficiaries of the Company's covenant under this section 2(c) and shall be entitled to enforce the terms of this section 2(c) against the Company.

          (d) In the event of any bankruptcy or insolvency of the Company that occurs prior to the payment of any Accrued Fees pursuant to section 2(c) above, Whitney's right to receive such Accrued Fees shall be subordinated to the prior indefeasible payment in full in cash of (i) all amounts due and owing under the Senior Credit Facility (as defined in the Securities Purchase Agreement) and
(ii) all amounts due and owing in respect of the $20,000,000 aggregate principal amount of the Notes issued pursuant to the Securities Purchase Agreement, together with all interest and other amounts payable with respect thereto.

          3. Expense Reimbursements. In addition to the fees pursuant to
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paragraph 2 above, the Company shall reimburse Whitney for all reasonable out-of-pocket costs and expenses incurred by Whitney directly in connection with the performance of its services hereunder.

          4. Term. This agreement shall continue until the seventh anniversary
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of the date hereof provided, however, that, at the end of the seven-year term this agreement shall renew for additional one-year periods unless either party shall provide written notice of termination to the other no later than 30 days prior to the next expiration date.

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          5. Limitation on Assignment by Whitney. Whitney shall not assign its
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rights or duties hereunder to any party other than an entity controlled by, under common control with, or controlling, Whitney.

          6. Indemnification. The Company shall, to the fullest extent permitted
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by law, indemnify Whitney and each of its agents, officers, shareholders, employees, members, representatives, and all others acting on its behalf (collectively with Whitney, the "Indemnified Parties"), against any and all liabilities, costs, expenses (including reasonable legal fees and expenses), settlements, judgments and losses (collectively, "Damages"), resulting from, in connection with or arising out of any actual or threatened claim, action, demand, dispute or proceeding of whatever kind and nature that may be asserted against an Indemnified Party in any way arising from the activities of Whitney pursuant to this agreement to the same extent as if such Indemnified Party were an officer of the Company, and all of such Damages shall be advanced to each Indemnified Party to the fullest extent permitted an officer of the Company under and subject to repayment in accordance with Delaware law. In addition, the personal liability of each Indemnified Party is hereby eliminated or limited to the fullest extent permitted by paragraph 7 of subsection (b) of section 102 of the Delaware General Corporation Law, as the same may be amended or supplemented from time to time or pursuant to any successor provision, to the same extent as if such Indemnified Party were an officer of the Company under Delaware Law.

          7. Limit on Termination. The Company shall have no right to terminate
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this agreement unless Whitney shall have committed gross negligence or willful misconduct in the performance of its duties hereunder. In the event of a dispute with respect to the foregoing, the prevailing party in such dispute shall be entitled to recover its reasonable legal fees and expenses in connection therewith.

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          Please signify your approval of this agreement by signing in the space provided below.

                                            Very truly yours,

                                            WHITNEY MEZZANINE MANAGEMENT
                                            COMPANY, L.L.C.


                                            By:/s/
                                               ---------------------------------
                                               Name:
                                               Title:

Agreed:

MEDSOURCE TECHNOLOGIES, INC.


By: /s/ Richard J. Effress
   ----------------------------------
   Name:  Richard J. Effress
   Title: Chairman

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                          MedSource Technologies, Inc.
                          110 Cheshire Lane, Suite 100
                          Minneapolis, Minnesota 55305

                                                                  October , 2000

Whitney Mezzanine Management Company, L.L.C.
177 Broad Street
Stamford, Connecticut  06901

     Re:  Whitney Management Services Agreement dated March 30, 1999 (the
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          "Management Services Agreement")
          --------------------------------

Gentlemen:

     This will confirm our agreements as follows:

     In the event that MedSource Technologies, Inc. ("MedSource") proposes to effect a "Qualified IPO" (as such term is defined in the Certificate of Designation of the Company's 6.0% Cumulative Convertible Redeemable Preferred Stock, Series C) and in connection with such Qualified IPO the lead underwriter advises both MedSource and Whitney Mezzanine Management Company in writing that in the opinion of such firm the continuation of the Management Services Agreement after such Qualified IPO would adversely affect the offering and sale of the securities of MedSource in such Qualified IPO, then MedSource will have the right to terminate the Management Services Agreement upon the closing of such Qualified IPO provided that, at such closing, MedSource pays to Whitney
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Mezzanine Management (in addition to all other fees which have accrued to
Whitney Mezzanine Management under the Management Services Agreement prior to such Qualified IPO), in cash, a fee equal to 1.5 times the total fees paid and/or accrued under the Management Services Agreement for the 12 months preceding the closing.

     Please confirm our agreements below.

                                              Very truly yours,

                                              MEDSOURCE TECHNOLOGIES, INC.


                                              By:  /s/ Richard J. Effress
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Agreed:

WHITNEY MEZZANINE MANAGEMENT COMPANY L.L.C.


By:/s/
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